Exhibit 99.1

                                  FORM OF PROXY
                                 ECOM CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints Ian Archibald and Laurie Bird Kitts and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of eCom Corporation held of record as of ______________, 2001, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on ______________, 2001, at 10:00 a.m., local time, at the Company's corporate counsel offices of Thomas C. Cook, Esq., Thomas C. Cook & Associates, Ltd. 4955 South Durango, Suite 214 Las Vegas, Nevada 89113 and at any adjournment or adjournments thereof, upon the following matters:

1. To issue up to 4,800,000 shares of common stock, which shares will be issued to shareholders of TTR HP Motorsport Marinesport Racing LLC in exchange for 15% of the capital stock of TTR HP Motorsport Marinesport Racing LLC, as described in the accompanying Prospectus.

         [ ] FOR               [ ]AGAINST                  [ ]ABSTAIN

         This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of each proposal. If this proxy is not returned, the effect will be a vote against each proposal.
The persons acting as proxies will have discretion to vote on any other matters properly presented for consideration at the Special Meeting or any adjournment or adjournments thereof in accordance with their best judgment.

         IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

Dated:
       ----------------
                                 -----------------------------------------------
                                 (Please sign name exactly as it appears hereon)


                                 -----------------------------------------------
                                 (Signature of joint owner, if any)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO ECOM CORPORATION, 2078 PROSPECTER AVENUE, PARK CITY, UT 84060,
ATTENTION: LAURIE BIRD KITTS.

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